UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 13, 2024, WiSA Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers, pursuant to which the Company agreed to issue and sell to such purchasers (a) in a registered direct offering, 785,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, at an offering price of $3.31 per share, and (b) in a concurrent private placement, common stock purchase warrants (the “Warrants”) exercisable for an aggregate of up to 785,000 shares of Common Stock, at an exercise price of $3.18 per share (the “Warrant Shares”), for aggregate gross proceeds of approximately $2,600,000 (such offerings, the “Offerings”). The Offerings are expected to close on May 15, 2024, subject to customary closing conditions.

Private Placement Warrants

The Warrants will be exercisable upon issuance and expire on the fifth anniversary of the issuance date of the Warrants. Once issued, the Warrants may be exercised, in certain circumstances, on a cashless basis pursuant to the formula contained in the Warrants. The holder of a Warrant may also effect an “alternative cashless exercise” on or after the date that stockholder approval is obtained for such “alternative cashless exercise” feature. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65.

Obligations under the Purchase Agreement

Pursuant to the Purchase Agreement, the Company agreed to, among other things:

(a)	subject to certain exceptions, (i) not offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after the closing date of the Offerings, and (ii) not issue certain securities if the issuance would constitute a Variable Rate Transaction (as such term is defined in the Purchase Agreement) for a period of six months from the closing date of the Offerings, in each case unless the Company is required to complete a financing prior to the applicable date in order to satisfy Nasdaq’s continued listing requirements; and

(b)	as soon as practicable (and in any event by May 30, 2024), file a registration statement on Form S-1 or another appropriate form providing for the resale of the Warrant Shares, use commercially reasonable efforts to cause such registration statement to become effective within 90 days of the closing date of the Offerings, and keep such registration statement effective at all times until no purchaser owns any Warrants or Warrant Shares issuable upon exercise thereof; and

(c)	hold a meeting of stockholders of the Company for the purpose of approving the “alternative cashless exercise” feature in the Warrants, which meeting shall be held on or before September 30, 2024.

Placement Agency Agreement

In connection with the Offerings, on May 13, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “reasonable best efforts” basis in connection with the Offerings. Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent an aggregate fee equal to 8.0% of the gross proceeds raised in the Offerings and reimburse the Placement Agent up to $50,000 for expenses in connection with the Offerings.

Pursuant to the Placement Agency Agreement, the Company agreed, among other things and subject to certain exceptions, not to, without the prior written consent of the Placement Agent, offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after the closing date of the Offerings.

The Placement Agency Agreement and the Purchase Agreement each contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offerings, as the case may be, other obligations of the parties and termination provisions.

The Shares to be issued in the registered direct offering were offered pursuant to the Company’s registration statement on Form S-3 (File No. 333-267211), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 1, 2022 and declared effective on September 13, 2022.

The Warrants (and the shares of Common Stock issuable upon the exercise of the Warrants) are not being registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) thereof and/or Rule 506(b) promulgated thereunder.

Item 2.02.	Results of Operations and Financial Condition.

For the quarter ended March 31, 2024, the Company’s net income (loss) is expected to be between $1.7 million and $3.7 million, as compared to net income (loss) of approximately $(921,000) for the prior-year period. This expected increase in net income is primarily due to (i) the change in fair value of warrant liabilities, which increased the Company’s net income, as a result of the subsequent decrease in the price of the Company’s common stock at March 31, 2024 compared to the price of the Company’s common stock on the date of the warrant issuance, as well as the decline in its stock price from December 31, 2023 related to existing warrant liabilities and (ii) the quarter ended March 31, 2023 had a $1.3 million increase in inventory reserves impacting gross profit, whereas the quarter ended March 31, 2024 does not.

The estimate of the Company’s net income (loss), and the reasons for the increase relative to the prior year periods, are unaudited, preliminary and subject to completion. As a result, this unaudited preliminary financial information reflects the Company’s preliminary estimates with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial results and position as of March 31, 2024. Further, these preliminary estimates are not a comprehensive statement or estimate of the Company’s financial results or financial condition as of and for the quarter ended March 31, 2024. The unaudited preliminary net income (loss) included herein has been prepared by, and is the responsibility of, management. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or completed its procedures with respect to such unaudited financial information and, accordingly, such firm does not express an opinion or any other form of assurance with respect thereto. It is possible that the Company or its independent registered public accounting firm may identify items that require the Company to make adjustments to the financial information set forth above. These estimates should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and they are not necessarily indicative of the results to be achieved in any future period.

Accordingly, you should not draw any conclusions based on the foregoing estimates and should not place undue reliance on these preliminary estimates. The Company assumes no duty to update these preliminary estimates except as required by law.

Item 3.02.	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”) with respect to the Warrants and Warrant Shares to be issued pursuant to the Purchase Agreement is incorporated herein by reference.

Item 8.01.	Other Events

The information set forth above in Item 2.02 with respect to preliminary financial results is incorporated into this Item 8.01 by reference.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding certain estimated preliminary financial results of the Company, are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties regarding, among other items, general market, economic and other conditions and other risks as more fully described in the Company’s filings with the SEC. The Company’s independent registered accounting firm has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial results. Accordingly, the Company’s independent registered accounting firm does not express an opinion or any other form of assurance with respect thereto. The information in this Form 8-K is provided only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements contained herein based on new information, future events, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2024	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer